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                                                                    EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

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SUBSIDIARIES OF THE COMPANY:
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                                               PLACE OF           PERCENT OF VOTING SECURITIES
NAMES OF SUBSIDIARY                         INCORPORATION             OWNED BY REGISTRANT
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
Beagen Street Corporation                     Delaware                        100
Flagg Bros. of Puerto Rico, Inc.              Delaware                        100
GCO Properties, Inc.                          Tennessee                       100
Genesco Brands, Inc.                          Delaware                        100
Genesco Global, Inc.                          Delaware                        100
Genesco Merger Company Inc.                   Tennessee                       100
Genesco Netherlands BV                        Netherlands                     100
Genesco Virgin Islands                        Virgin Islands                  100
Genesco World Apparel, Ltd.                   Delaware                        100
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